                                                                     EXHIBIT 3.1


                             ARTICLES OF AMENDMENT
                                   RESTATING
                           ARTICLES OF INCORPORATION
                                      OF
                             MEDI-JECT CORPORATION


          1. The name of the corporation is Medi-Ject Corporation, a Minnesota corporation.

          2. The document entitled "Second Amended and Restated Articles of Incorporation of Medi-Ject Corporation," marked as Exhibit A and attached hereto, contains the full text of the restated articles of incorporation of Medi-Ject Corporation.

          3. The amendment was adopted by the board of directors of such corporation on July 9, 1996 and by the shareholders of the corporation on July 25, 1996.

          4. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act

          5. The Second Amended and Restated Articles of Incorporation attached hereto as Exhibit A restates the articles of the corporation in their entirety and such Second and Amended and Restated Articles of Incorporation supersede the Restated Articles of Incorporation of the corporation and all amendments to them.

                    IN WITNESS WHEREOF, the undersigned, the Chief Financial
               Officer and Secretary of Medi-Ject Corporation, being duly authorized on behalf of Medi-Ject Corporation, has executed this document this 8th day of October, 1996.

                                                 Medi-Ject Corporation


                                                 By /s/ Mark Derus
                                                    ---------------------------
                                                    Mark S. Derus
                                                    Chief Financial Officer and
                                                     Secretary

                                                                       EXHIBIT A

             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                             MEDI-JECT CORPORATION

     The following Second Amended and Restated Articles of Incorporation shall supersede and take the place of the existing Amended and Restated Articles of Incorporation and all amendments thereto:

                                ARTICLE 1.  NAME
                                ----------------

     The name of the corporation is Medi-Ject Corporation.

                         ARTICLE 2.  REGISTERED OFFICE
                         -----------------------------

     The address of the registered office of the corporation is 1840 Berkshire Lane, Minneapolis, Minnesota, 55441.

                         ARTICLE 3.  AUTHORIZED SHARES
                         -----------------------------

1.   Authorized Shares.
     -----------------

     The total number of shares of capital stock which the corporation is authorized to issue shall be 18,000,000 shares, consisting of 17,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

2.   Common Stock.
     ------------

     All shares of Common Stock shall be voting shares and shall be entitled to one vote per share. Subject to any preferential rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive their pro rata share, based upon the number of shares of Common Stock held by them, of such dividends or other distributions as may be declared by the board of directors from time to time and of any distribution of the assets of the corporation upon its liquidation, dissolution or winding up, whether voluntary or involuntary.

3.   Preferred Stock.
     ---------------

     The board of directors of the corporation is hereby authorized to provide, by resolution or resolutions adopted by such board, for the issuance of Preferred Stock from time to time in one or more classes and/or series, to establish the designation and number of shares of each such class or series, and to fix the relative rights and preferences of the shares of each such class or series, all to the full extent permitted by the Minnesota Business Corporation Act, Section 302A.401, or any successor provision. Without limiting the generality of the foregoing, the board of directors is authorized to provide that shares of a class or series of Preferred Stock:

     (a) are entitled to cumulative, partially cumulative or noncumulative dividends or other distributions payable in cash, capital stock or indebtedness of the corporation or other property, at such times and in such amounts as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

     (b) are entitled to a preference with respect to payment of dividends over one or more other classes and/or series of capital stock of the corporation;

     (c) are entitled to a preference with respect to any distribution of assets of the corporation upon its liquidation, dissolution or winding up over one or more other classes and/or series of capital stock of the corporation in such amount as is set forth in the board resolutions establishing such class or series or as is determined in a manner specified in such resolutions;

     (d) are redeemable or exchangeable at the option of the corporation and/or on a mandatory basis for cash, capital stock or indebtedness of the corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

     (e) are entitled to the benefits of such sinking fund, if any, as is required to be established by the corporation for the redemption and/or purchase of such shares by the board resolutions establishing such class or series;

     (f) are convertible at the option of the holders thereof into shares of any other class or series of capital stock of the corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

     (g) are exchangeable at the option of the holders thereof for cash, capital stock or indebtedness of the corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

     (h) are entitled to such voting rights, if any, as are specified in the board resolutions establishing such class or series (including, without limiting the generality of the foregoing, the right to elect one or more directors voting alone as a single class or series or together with one or more other classes and/or series of Preferred Stock, if so specified by such board resolutions) at all times or upon the occurrence of specified events; and

     (i) are subject to restrictions on the issuance of additional shares of Preferred Stock of such class or series or of any other class or series, or on the reissuance of shares of Preferred Stock of such class or series or of any other class or series, or on increases or decreases in the number of authorized shares of Preferred Stock of such class or series or of any other class or series.

Without limiting the generality of the foregoing authorizations, any of the rights and preferences of a class or series of Preferred Stock may be made dependent upon facts ascertainable outside the board resolutions establishing such class or series, and may incorporate by reference some or all of the terms of any agreements, contracts or other arrangements entered into by the corporation in connection with the issuance of such class or series, all to the full extent permitted by the Minnesota Business Corporation Act. Unless otherwise specified in the board resolutions establishing a class or series of Preferred Stock, holders of a class or series of Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the corporation.

                        ARTICLE 4.  NO CUMULATIVE VOTING
                        --------------------------------

     There shall be no cumulative voting by the shareholders of the corporation.

                        ARTICLE 5.  NO PREEMPTIVE RIGHTS
                        --------------------------------

     The shareholders of the corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind or series of the corporation.

                    ARTICLE 6.  WRITTEN ACTION BY DIRECTORS
                    ---------------------------------------

     An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the board of directors of the corporation at which all of the directors were present.

                         ARTICLE 7.  DIRECTOR LIABILITY
                         ------------------------------

     To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

               ARTICLE 8.  DIRECTORS; CERTAIN VOTING REQUIREMENTS
               --------------------------------------------------

     1.  Removal.  Any or all directors may be removed from office at any time,
         -------
with or without cause, but only by the affirmative vote of the holders of at least 70% of the voting power of all of the shares of this corporation entitled to vote in the election of directors; provided, however, that any director appointed by the board of directors to fill a vacancy may also be removed from office at any time, with or without cause, by the affirmative vote of a majority of the remaining directors if the shareholders have not elected such director in the interim between the time of appointment to fill such vacancy and the time of removal. In the event that the board of directors or any one or more of the directors are so removed, new directors may be appointed or elected at the same meeting at which the removal occurs.

     2.  Number.  The number of directors of the corporation shall be fixed from
         ------
time to time by either (i) the board of directors pursuant to a resolution adopted by a majority of the entire board of directors or (ii) the affirmative vote of the holders of at least 70% of the voting power of all shares of this corporation entitled to vote generally in the election of directors. No decrease in the number of directors shall shorten the term of any incumbent director.

     3.  Amendment.  The affirmative vote of the holders of at least 70% of the
         ---------
voting power of all of the shares of this corporation entitled to vote generally in the election of directors shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article 8 or alter, amend, adopt any provision inconsistent with or repeal any Bylaw of this corporation fixing a quorum for meetings of shareholders, prescribing procedures for removing directors of filling vacancies in the board of directors or fixing the number of directors or their classifications, qualifications or terms of office.

                               STATE OF MINNESOTA
                              SECRETARY OF STATE
                    NOTICE OF CHANGE OF REGISTERED OFFICE/
                               REGISTERED AGENT

     Please read the instructions on the back before completing this form.

1. Corporate Name:

MEDI-JECT CORPORATION
--------------------------------------------------------------------------------

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

161 CHESHIRE LANE, SUITE 100, MINNEAPOLIS, MN                              55441
--------------------------------------------------------------------------------
     Street              City         State                             Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for Minnesota corporations):

None
----
If you do not wish to designate an agent, you must list `NONE' in this box. DO NOT LIST THE CORPORATE NAME.

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 309A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this certificate under oath.


______________________________
Signature of Authorized Person

Name and Telephone Number of a Contact Person:    Mark S. Derus  (612) 475-7703
                                                  -----------------------------

                                                     please print legibly

----------------------------------------------------------------------------------------
Filing Fee:  Minnesota Corporations, Cooperatives and                 Office Use Only
             Limited Liability Companies:  $35.00.
             Non-Minnesota Corporations:  $50.00.                    STATE OF MINNESOTA
             Make checks payable to Secretary of State               DEPARTMENT OF STATE
                                                                            FILED
Return to:   Minnesota Secretary of State                               DEC 18, 1997
             180 State Office Bldg.                                  Joan Anderson Growe
             100 Constitution Ave.                                    Secretary of State
             St. Paul, MN  55155-1299
            (612) 296-2803

                                 AMENDMENT TO
            SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION,
                             AS AMENDED TO DATE,
                                      OF
                             MEDI-JECT CORPORATION

     1. The name of this corporation is Medi-Ject Corporation, a Minnesota corporation.

     2. The following amendment to the Second Amended and Restated Articles of Incorporation, as amended to date, of Medi-Ject Corporation was adopted by the Board of Directors of Medi-Ject Corporation by written action dated January 15, 1999, pursuant to Section 302A.402, Subdivision 3 of the Minnesota Business Corporation Act:

     FURTHER RESOLVED, that the Company's Second Amended and Restated Articles of Incorporation, as amended to date, is hereby amended as follows:

                                       I.

     The first sentence of Article III is hereby amended to read as follows:

     "The total number of shares of capital stock which the corporation is authorized to issue shall be 4,400,000 shares, consisting of 3,400,000 shares of common stock, par value $.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock")."

     3. The amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares that remain unissued after such amendment exceeding the percentage of authorized shares that were unissued before such amendment.

     4. The document attached hereto as Exhibit A sets forth the resolutions duly approved by a majority of the members of the Board of Directors of Medi-Ject Corporation by written action dated January 15, 1999, which resolutions state the manner in which the Company's share combination will be effected.

     5. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, the Secretary of Medi-Ject Corporation, being duly authorized on behalf of Medi-Ject Corporation, has executed this document on this 28th day of January, 1999.



                                                      /s/ Mark Derus
                                                      ------------------------
                                                      Mark S. Derus, Secretary

                                                                       EXHIBIT A

dividing the number of shares of Common Stock represented by such certificates prior to the Record Date by five.

     FURTHER RESOLVED, that the Company's Second Amended and Restated Articles of Incorporation, as amended to date, is hereby amended as follows:

                                       I.

     The first sentence of Article III is hereby amended to read as follows:

     "The total number of shares of capital stock which the corporation is authorized to issue shall be 4,400,000 shares, consisting of 3,400,000 shares of common stock, par value $.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock")."

     FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to execute and file Articles of Amendment to the Second Amended and Restated Articles of Incorporation, as amended to date, of the Company with the Secretary of State of Minnesota reflecting the changes as stated herein.

                                 AMENDMENT TO
            SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION,
                            AS AMENDED TO DATE, OF
                             MEDI-JECT CORPORATION


  1. The name of this corporation is Medi-Ject Corporation, a Minnesota corporation.

  2. The following amendment to the Second Amended and Restated Articles of Incorporation, as amended to date, of Medi-Ject Corporation was submitted by the Board of Directors of Medi-Ject Corporation to a vote of the shareholders of Medi-Ject Corporation at its annual meeting held on January 30, 2001 and the following amendment was adopted by such shareholders, pursuant to Section 302A.437 of the Minnesota Business Corporation Act:

      RESOLVED, that the Second Amended and Restated Articles of Incorporation, as amended to date, of Medi-Ject Corporation, is hereby amended as follows:

          Section 1. Authorized Shares of Article 3. Authorized Shares is hereby
                     -----------------    ----------------------------
  amended to read as follows:

          "The total number of shares of capital stock which the corporation is authorized to issue shall be 18,000,000 shares, consisting of 15,000,000 shares of common stock, par value $.01 per share ("Common Stock") and 3,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").
  3. This amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

  IN WITNESS WHEREOF, the undersigned, the Secretary of Medi-Ject Corporation, being duly authorized on behalf of Medi-Ject Corporation, has executed this document on this 30th day of January, 2001.



                                               /s/ Lawrence M. Christian
                                               ---------------------------------
                                               Lawrence M. Christian, Secretary

                                 AMENDMENT TO
            SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION,
                            AS AMENDED TO DATE, OF
                             MEDI-JECT CORPORATION


  1. The name of this corporation is Medi-Ject Corporation, a Minnesota corporation (the "Company").

  2. The following amendment to the Second Amended and Restated Articles of Incorporation, as amended to date, of the Company was submitted by the Board of Directors of the Company to a vote of the shareholders of the Company at its annual meeting held on January 30, 2001 and the following amendment was adopted by such shareholders, pursuant to Section 302A.437 of the Minnesota Business Corporation Act:

      RESOLVED, that the Second Amended and Restated Articles of Incorporation, as amended to date, of the Company, is hereby amended to read as follows:

                                "ARTICLE 1. NAME
                                 ---------------

          The name of this corporation is Antares Pharma, Inc."

  3. This amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

  IN WITNESS WHEREOF, the undersigned, the Secretary of the Company, being duly authorized on behalf of the Company, has executed this document on this 31st day of January, 2001.



                                               /s/ Lawrence M. Christian
                                               --------------------------------
                                               Lawrence M. Christian, Secretary